Exhibit 10.1

VOYAGER PHARMACEUTICAL CORPORATION

2001 Stock Option/Stock Issuance Plan

1. Purpose. This 2001 Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Voyager Pharmaceutical Corporation (formerly known as Angel Care America, Inc.) by giving incentives to the eligible officers and other employees and directors of, and consultants and advisors to Voyager Pharmaceutical Corporation (the “Company”), its parent (if any) and any present or future subsidiaries of the Company (collectively, “Related Corporations”) through providing opportunities to acquire shares of Common Stock, par value $.001 (“Common Stock”) in the Company. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Sections 424(e) and 424(f), or successor provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

2. Structure of the Plan. The Plan permits the following separate types of grants:

(a) Options may be granted hereunder to purchase shares of Common Stock of the Company. These options may meet the requirements of Section 422 of the Code (“Incentive Stock Options”) or (“ISOs”); or they may not qualify as ISOs (“Non-Qualified Options”). Both ISOs and Non-Qualified Options are sometimes referred to hereinafter as “Options”.

(b) Awards of Common Stock in the Company (“Awards”) may be granted.

(c) Opportunities to make direct purchases of Common Stock in the Company (“Purchases”) may be authorized.

Options, Awards and authorizations to make Purchases are sometimes referred to hereinafter as “Stock Rights”.

3. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may in its sole discretion grant Options, authorize Purchases and grant Awards, as provided in the Plan. The Board shall have full power and authority, subject to the express provisions of the Plan, to construe and interpret the Plan and all Option agreements, Purchase authorizations and Award grants hereunder, to establish, amend and rescind such rules and regulations as it may deem appropriate for the proper administration of the Plan, to determine in each case the terms and provisions which shall apply to a particular Option agreement, Purchase authorization or Award grant, and to make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option agreement, Purchase authorization or Award grant in the manner and to the extent it shall, in its sole discretion, consider expedient. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Option, Purchase, Award, or stock issuance hereunder. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

(b) The Board may, to the full extent permitted by and consistent with applicable law and the Company’s By-laws, and subject to Section 3(d) below, delegate any or all of its powers with respect to the administration of the Plan to a committee (the “Committee”) appointed by the Board. If a Committee has been appointed, all references in this Plan to the Board shall mean and relate to that Committee.

(c) Those provisions of this Plan which make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to those persons required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(d) If the Company registers any class of equity security under Section 12 of the Exchange Act, the selection of a director or an officer (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the Exercise Price of the option and the number of shares subject to the option shall be determined either (i) by the Board, if all of the Board members are disinterested persons within the meaning of Rule 16b-3, or (ii) by two or more directors having full authority to act in the matter, each of whom shall be such a disinterested person.

4. Eligible Employees and Others. ISOs may be granted to any employee of the Company or of any Related Corporation. No person who is not such an employee may be granted an ISO. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director of, or consultant or advisor to the Company or any Related Corporation. The granting of any Stock Rights to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or it from, participation in any other grant of Stock Rights.

5. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued under the Plan is Five Hundred Thousand (500,000), subject to adjustment as provided in Section 14. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or if the Company shall reacquire any nonvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Option, or such nonvested shares so reacquired shall again be available for grants of Stock Rights under the Plan.

6. Option Agreements. As a condition to the grant of an Option each recipient of an Option may be required to execute an option agreement in such form not inconsistent with the Plan as the Board shall approve. These option agreements may differ among recipients. Each option agreement with respect to an ISO shall be subject to the provisions of the Plan applicable to ISOs. The Board may, in its sole discretion, include additional provisions in option agreements, including without limitation, restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board, provided, however, that such additional provisions shall not be inconsistent with any provision of the Plan and such additional provisions shall not cause any ISO granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code.

7. Option Exercise Price.

(a) Subject to Section 3(d) of this Plan and Section 7(b) hereof, the purchase price per share of Common Stock deliverable upon the exercise of an Option (“Exercise Price”) shall be determined by the Board.

(b) In the case of an ISO, the Exercise Price shall not be less than 100% of the fair market value of Common Stock, as determined by the Board, at the time of grant of such option, or less than 110% of such fair market value in the case of an ISO granted to the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (a “10% Shareholder”).

8. Cancellation and New Grant of Options, Etc. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different shares of Common Stock and having an Exercise Price per share which may be lower or higher than the Exercise Price per share of the canceled Options, or (ii) unless doing so would have the effect of causing an ISO to be treated as a Non-Qualified Option, the amendment of the terms of any and all outstanding Options to provide an Exercise Price per share which is higher or lower than the then current Exercise Price per share of such outstanding Options.

9. Exercise of Options.

(a) Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing the Option, subject to the provisions of the Plan. Unless doing so would have the effect of causing an ISO to be treated as a Non-Qualified Option, the Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised.

(b) Options granted under the Plan may provide for the payment of the Exercise Price by delivery of cash or a check payable to the order of the Company in an amount equal to the Exercise Price of such Options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Optionee having a fair market value equal in amount to the Exercise Price of the Options being exercised or (ii)p by such other methods which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board.

10. Option Period. Subject to earlier termination under other provisions of this Plan, each Option and all rights thereunder shall expire ten years after the date on which the option is granted except that, in the case of an ISO granted to a 10% Shareholder, such expiration date shall be five years after the date on which the ISO is granted.

11. Nontransferability of Options. ISOs shall not be assignable or transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee. The foregoing restrictions shall also apply to Non-Qualified Options, except to the extent otherwise provided in the agreement evidencing the Non-Qualified Option.

12. Effect of Termination of Employment or Other Relationship. Except as otherwise provided in Sections 10 and 13(c) with respect to ISOs, and subject to all other provisions of the Plan, the Board shall determine the period of time during which an optionee may exercise an Option following (i) the termination of the optionee’s employment or other relationship with the Company or a Related Corporation, or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing the Option.

13. Additional ISO Requirements. Unless otherwise specifically designated in the related Board vote, all Options granted to employees under the Plan shall be ISOs. ISOs granted under the Plan are subject to the minimum Exercise Price rules set forth in Section 7(b) hereof, the option period rules of Section 10 hereof, and various other restrictions set forth elsewhere in this Plan. In addition, ISOs granted under the Plan are subject to the following:

(a) Each ISO granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement evidencing such Option.

(b) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed One Hundred Thousand Dollars ($100,000), provided, however, that this Section 13(b) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as incentive stock options within the meaning of Section 422 of the Code. Any Option which would, but for its failure to satisfy the foregoing restriction, qualify as an ISO shall nevertheless be a valid Option, but to the extent of such failure it shall be deemed to be a Non-Qualified Option.

(c) No ISO may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of the ISO, employed by the Company or a Related Corporation, except that:

(i) An ISO may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company and any Related Corporation (or within such lesser period as may be specified in the option agreement), provided, however, that the option agreement may designate a longer exercise period, in which the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option.

(ii) If the optionee dies while in the employ of the Company or a Related Corporation, or within three months after the optionee ceases to be such an employee of the Company or a Related Corporation, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the option agreement).

(iii) If the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or a Related Corporation, the ISO may be exercised within the period of one (1) year after the date the optionee’s employment ceases because of such disability (or within such lesser period as may be specified in the option agreement).

For all purposes of the Plan and any agreement evidencing an Option, “employment” shall be defined in accordance with the provisions of Treasury Regulation Section 1.421-7(h) under the Code (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its Expiration Date.

14. Adjustments.

(a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (a) the maximum number and kind of shares reserved for issuance under the Plan, (b) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (c) the Exercise Price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable. No fractional shares shall be issued under the Plan on account of any such adjustments. Notwithstanding the foregoing provisions of this Section 14(a), no adjustment shall be made pursuant to this Section 14 if such adjustment would cause any ISO granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Any adjustments under this Section 14 shall be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof shall be final, binding and conclusive.

15. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any voting rights, the right to inspect or receive the Company’s balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

(a) In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company or other event reflecting a change in control of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company, then any and all outstanding Options shall become exercisable in full (to the extent not otherwise so exercisable) as of the closing date of such transaction; provided that in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), then each outstanding Option shall be immediately vested upon the closing of such merger and shall be exchanged for a payment, made or provided for by the Company, equal in amount to the excess, if any, of the Merger Price over the per-share Exercise Price, of each such Option, times the number of shares of Common Stock subject to such Option. As used in this Section 16, a “change in control of the Company” shall refer to any transaction or series of related transactions in which another person or entity (or affiliated persons or entities) acquires ownership of more than fifty percent of the Company’s outstanding stock.

(b) The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company or a Related Corporation as the result of a merger or consolidation of the employing corporation with the Company or a Related Corporation, or as a result of the acquisition by the Company or a Related Corporation of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

17. Stock Restriction Agreement. As a condition to the grant of an Award or a Purchase authorization under the Plan, recipients of Awards or authorizations may be required to execute an agreement (“Stock Restriction Agreement”) in such form not inconsistent with the Plan as may be approved by the Board. Stock Restriction Agreements may differ among recipients. Stock Restriction Agreements may include any provisions the Board determines should be included and that are not inconsistent with any provision of the Plan.

18. No Special Employment Rights. Nothing contained in the Plan or in any option agreement or other agreement or instrument executed pursuant to the provisions of the Plan shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or any Related Corporation or interfere in any way with the right of the Company or a Related Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19. Other Employee Benefits. Except as to plans which by their terms include such amounts as compensation, no amount of compensation deemed to be received by an employee as a result of the grant or exercise of an Option or the sale of shares received upon such exercise, or as a result of the grant of an Award or the authorization or making of a Purchase will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

20. Amendment of the Plan.

(a) The Board may at any time, and from time to time, modify or amend the Plan in any respect, except as otherwise expressly provided in this Plan; provided, however, that if at any time the approval of the shareholders of the Company is required under the Code with respect to ISOs, or is required under Rule 16b-3, the Board may not effect such modification or amendment without such approval.

(b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect the optionee’s rights under an Option previously granted. With the consent of the optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding ISO granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options within the meaning of Section 422 of the Code, and (ii) the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

21. Investment Representations. The Board may require any person to whom an Option is granted, as a condition of exercising such Option, and any person to whom an Award is granted or a Purchase is authorized, as a condition thereof, to give written assurances in substance and form satisfactory to the Board to the effect that such person is acquiring the Common Stock subject to the Option, Award or Purchase for such person’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations by the Company in connection with any public offering of its Common Stock.

22. Compliance with Securities Laws. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, such Option may not be exercisable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

23. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or upon the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Section 24), or the vesting of restricted Common Stock acquired pursuant to a Stock Right. The Board in its sole discretion may condition the exercise of an Option, the grant of an Award, the making of a Purchase, or the vesting of restricted shares acquired by exercising a Stock Right on the grantee’s payment of such additional withholding taxes.

24. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition, as hereinafter defined, of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO or (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

25. Effective Date of the Plan.

(a) The Plan shall become effective when adopted by the Board, but no Stock Rights granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, Stock Rights previously granted under the Plan shall not vest and shall terminate and shall be null and void and no Stock Rights shall be granted thereafter under the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board; amendments requiring shareholder approval shall become effective when adopted by the Board, but no Stock Rights granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Stock Rights to a particular person) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Stock Rights granted on or after the date of such amendment shall terminate and become null and void to the extent that such amendment was required to enable the Company to grant such Stock Rights to a particular person. Subject to this limitation, Stock Rights may be granted under the Plan at any time after the effective date and before the termination date of the Plan.

(b) Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Stock Rights outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Stock Rights.

Adopted by the Board of Directors as of May 30, 2001.

A true copy:

/s/ David J. Corcoran
Secretary